Exhibit 10.22

SECOND AMENDMENT TO THE

2020 MANAGEMENT INCENTIVE PLAN

OF

HORNBECK OFFSHORE SERVICES, INC.

This SECOND AMENDMENT TO THE 2020 MANAGEMENT INCENTIVE PLAN OF HORNBECK OFFSHORE SERVICES, INC. (this “Amendment”) is made effective as of the 18th day of March, 2025 (the “Second Amendment Effective Date”) by the Board of Directors (the “Board”) of Hornbeck Offshore Services, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

WHEREAS, the Company sponsors the 2020 Management Incentive Plan of Hornbeck Offshore Services, Inc., as amended by that certain First Amendment to the 2020 Management Incentive Plan of Hornbeck Offshore Services, Inc. (the “Plan”);

WHEREAS, pursuant to Section 13.6 of the Plan, the Board may at any time amend the provisions of the Plan; provided, however, that (i) no amendment shall adversely affect the rights of any Participant with respect to Awards previously granted under the Plan without such Participant’s express written consent, and (ii) the Board may not, at any time, alter, amend, suspend, discontinue, waive, or terminate Section 2.2(a) or Section 2.2(c), or the terms of any Emergence Award, in a way that adversely affects the rights of any MIP Participant who would otherwise be eligible to benefit from such section, without such Participant’s written consent;

WHEREAS, the Company desires to amend the Plan to (i) allow for shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award and shares of Common Stock previously subject to an Award that were repurchased by the Company to be available again for granting Awards to Participants, and (ii) in light of the amendments contemplated by the immediately preceding clause (i) with respect to the share reserve under the Plan, clarify Section 2.2(c) of the Plan; and

WHEREAS, the Board has determined that this Amendment does not (i) adversely affect the rights of any Participant with respect to Awards previously granted under the Plan, or (ii) alter, amend, suspend, discontinue, waive, or terminate Section 2.2(a) or Section 2.2(c), or the terms of any Emergence Award, in a way that adversely affects the rights of any MIP Participant who would otherwise be eligible to benefit from such section, and thus does not require any Participant’s written consent.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.	The last sentence of Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following:

In addition, the following shares of Common Stock shall again be made available for granting of Awards to Participants under the Plan: (a) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award and (b) shares of Common Stock previously subject to an Award that were repurchased by the Company (collectively, “Recycled

Shares”). Recycled Shares may be used for grants of Awards to either MIP Participants or non-employee directors of the Company or any of its Affiliates on terms and conditions, and at such times, as are determined by the Board in its discretion, and the Recycled Shares shall not be part of the MIP Reserve for purposes of Section 2.2. For clarity, as a result of the two immediately preceding sentences, 311,656 shares of Common Stock that were previously subject to an Award and either (a) used to pay the exercise price or withholding taxes related to such Award or (b) repurchased by the Company prior to the Second Amendment Effective Date are “Recycled Shares” that shall be made available for granting of Awards as of the Second Amendment Effective Date to either MIP Participants or non-employee directors of the Company or any of its Affiliates on terms and conditions, and at such times, as are determined by the Board in its discretion, and such Recycled Shares shall not be part of the MIP Reserve for purposes of Section 2.2.

For clarity, a redline showing the changes to Section 2.1 of the Plan as a result of this Amendment is attached hereto as Appendix A.

2.	Section 2.2(c) of the Plan shall be amended and restated in its entirety as follows:

As of immediately prior to a Change of Control (and prior to the granting of any Special RSUs (as defined below)), if (i) the Unused MIP Reserve Share Number is greater than 0, and (ii) the TEV in connection with such Change of Control is at least $1 billion, then the Board shall make a special RSU grant to MIP Participants who remain in a Service relationship with the Company or its Affiliates at the time of such Change of Control (such grants, the “Special RSUs”). The Special RSUs shall be fully vested upon grant. The amount of shares of Common Stock subject to the Special RSUs granted shall be the lesser of (A) twenty percent (20%) of the MIP Reserve (i.e., 412,602 shares of Common Stock), and (B) the Unused MIP Reserve Share Number. For purposes of this Section 2.2(c), the “Unused MIP Reserve Share Number” shall equal (A) 2,063,011 shares of Common Stock, minus (B) the number of shares of Common Stock equal to the sum (without duplication) of (1) shares of Common Stock that are subject to an Award granted to a MIP Participant that is outstanding as of immediately prior to a Change of Control and (2) shares of Common Stock that were subject to an Award granted to a MIP Participant that vested prior to a Change of Control and were not forfeited for no consideration.

For clarity, a redline showing the changes to Section 2.2(c) of the Plan as a result of this Amendment is attached hereto as Appendix B.

3.	Except as specifically amended above, the Plan will remain in full force and effect.

Appendix A

Redline Showing Changes to Section 2.1 of the Plan

2.1 Shares Subject to the Plan. Subject to the provisions of Article XI, the aggregate number of shares of Common Stock that may be issued or used for reference purposes with respect to which Awards may be granted under the Plan shall be equal to 2,198,044 shares of the Company’s Common Stock, with 2,063,011 of such shares of Common Stock to be reserved for grant of Awards exclusively to MIP Participants (the “MIP Reserve”) and 135,033 of such shares of Common stock to be reserved for grant of Awards to non-employee directors of the Company or any of its Affiliates. Such shares of Common Stock may, in the discretion of the Board, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Section 13.6, any share of Common Stock underlying an Award granted under the Plan which for any reason expires, is canceled, is forfeited, or is terminated unexercised, shall again become available for the granting of Awards under the Plan (in each case with respect to any portion of the Award for which no value was received by Participant). ~~For the avoidance of doubt~~In addition, the following shares of Common Stock shall ~~not~~ again be made available for ~~delivery~~granting of Awards to Participants under the Plan: (a) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award and (b) shares of Common Stock previously subject to an Award that were repurchased by the Company~~.~~ (collectively, “Recycled Shares”), Recycled Shares may be used for grants of Awards to either MIP Participants or non-employee directors of the Company or any of its Affiliates on terms and conditions, and at such times, as are determined by the Board in its discretion, and the Recycled Shares shall not be part of the MIP Reserve for purposes of Section 2.2. For clarity, as a result of the two immediately preceding sentences, 311,656 shares of Common Stock that were previously subject to an Award and either (a) used to pay the exercise price or withholding taxes related to such Award or (b) repurchased by the Company prior to the Second Amendment Effective Date are “Recycled Shares” that shall be made available for granting of Awards as of the Second Amendment Effective Date to either MIP Participants or non-employee directors of the Company or any of its Affiliates on terms and conditions, and at such times. as are determined by the Board in its discretion, and such Recycled Shares shall not be part of the MIP Reserve for purposes of Section 2.2.

Appendix B

Redline Showing Changes to Section 2.2(c) of the Plan

As of immediately prior to a Change of Control (and prior to the granting of any Special RSUs (as defined below)), if (i) the ~~Remaining~~Unused MIP ~~Share~~ Reserve ~~has not been fully~~Share Number is grea~~n~~te~~d~~r than 0, and (ii) the TEV in connection with such Change of Control is at least $1 billion, then the Board shall make a special RSU grant to MIP Participants who remain in a Service relationship with the Company or its Affiliates at the time of such Change of Control (such grants, the “Special RSUs”). The Special RSUs shall be fully vested upon grant. The amount of shares of Common Stock subject to the Special RSUs granted shall be the lesser of (A) twenty percent (20%) of the MIP Reserve (i.e., 412,602 ~~S~~shares of Common Stock), and (B) ~~one hundred percent (100%) of the Remaining MIP Share Reserve as of the time of the~~the Unused MIP Reserve Share Number, For purposes of this Section 2.2(c) the “Unused MIP Reserve Share Number” shall equal (A) 2,063,011 shares of Common Stock, minus (B) the number of shares of Common Stock equal to the sum (without duplication) of (1) shares of Common Stock that are subject to an Award granted to a MIP Participant that is outstanding as of immediately prior to a Change of Control and (2) shares of Common Stock that were subject to an Award granted to a MIP Participant that vested prior to a Change of Control and were not forfeited for no consideration.